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                                   Exhibit 21

                           Subsidiaries of Registrant



                                                             Percent of Capital
                                                                Stock Owned At
    Name                          Location                    December 31, 1999
----------------------      -----------------                 -----------------

Blackhawk State Bank        Beloit, Wisconsin                       100%
(Wisconsin - chartered
Commercial Bank)




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